EXHIBIT 5




                                              September 13, 2006

Time Warner Inc.
One Time Warner Center
New York, New York 10019

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing by Time Warner Inc. (the "Company") with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. You have requested my opinion concerning the status under Delaware law of the 150,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), that are being registered under the Registration Statement to be issued pursuant to the terms of the Time Warner Inc. 2006 Stock Incentive Plan (the "2006 Plan").

     I am Senior Vice President and Deputy General Counsel of the Company and have acted as counsel in connection with the Registration Statement. In that connection, I, or a member of my staff upon whom I have relied, have examined and am familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     1. Certificate of Incorporation of the Company as amended and as currently in effect;

     2.   By-laws of the Company as currently in effect;

     3. Resolutions of the Board of Directors of the Company approving the 2006 Plan and authorizing the issuance of the Shares pursuant to the terms of the 2006 Plan and the registration of the Shares under the 2006 Plan;

     4. Resolutions of the Compensation and Human Development Committee of the Board of Directors of the Company approving certain modifications to the 2006 Plan;

     5. Resolutions of the stockholders of the Company approving the 2006 Plan; and

     6.   The 2006 Plan.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have also assumed that: (i) any Shares that are


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issued  will be issued for the  consideration  permitted  under the 2006 Plan as currently in effect, and none of such Shares will be issued for less than $.01 per share; (ii) all actions required to be taken under the 2006 Plan by the Board of Directors of the Company have been or will be taken by the Board of Directors of the Company; and (iii) at the time of any issuance of the Shares under the 2006 Plan, the Company shall continue to have sufficient authorized and unissued shares of Common Stock reserved for issuance thereunder.

     Based on and subject to the foregoing, I am of the opinion that:

     1.   The Shares have been duly authorized for issuance.

     2. If and when any Shares are issued in accordance with the requirements of the 2006 Plan, and subject to receipt of the purchase price for any Shares that are issued by the Company, and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and nonassessable.

     You acknowledge that I am admitted to practice only in the States of California and Texas and am not an expert in the laws of any other jurisdiction. No one other than the addressee and its assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

     This opinion is limited to the General Corporation Law of the State of Delaware and federal law, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction. I express no opinion with respect to the laws of any other jurisdiction.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

                                                     Very truly yours,


                                                     /s/ Brenda C. Karickhoff
                                                     Brenda C. Karickhoff
                                                     Senior Vice President and
                                                     Deputy General Counsel